Exhibit 10(ii)








                              BOARD OF TRADE CENTER

                              FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

                       [WITH INDEPENDENT AUDITORS' REPORT]

                              BOARD OF TRADE CENTER

                                Table of Contents





                                                                            Page

Independent Auditors' Report...................................................1


Statements of Income for the years ended December 31, 1999 and 1998............2


Notes to Financial Statements................................................3-5

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Cyberbotanical Inc.
Salt Lake City, Utah

We have audited the accompanying statements of income of the Board of Trade Center for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of the Board of Trade Center for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles, excluding items not comparable to the proposed future operations of the property as required by Regulation S-B item 310(e) of the Securities and Exchange Commission.



/s/  Mantyla McReynolds
--------------------------------
Mantyla McReynolds
November 7, 2000
Salt Lake City, Utah

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                              BOARD OF TRADE CENTER
                              Statements of Income
                 for the years ended December 31, 1999 and 1998

                                                                 1999                         1998
                                                          -------------------         --------------------
RENTAL INCOME                                        $                293,910   $                  291,375

EXPENSES
   Equipment rental                                                     7,668                        7,668
   Insurance                                                            3,474                        4,028
   Legal & accounting                                                   2,291                        1,875
   Property management fees                                            42,000                       42,000
   Property taxes                                                      11,206                       11,662
   Repairs & maintenance                                               48,946                       60,031
   Other real estate expenses                                           4,482                        3,322
   Utilities                                                           85,789                       91,423
   Parking garage                                                       5,200                        5,540
   Tenant reimbursement                                               (5,276)                      (5,276)
      TOTAL EXPENSES                                                  205,780                      222,273
                                                          -------------------         --------------------
      NET INCOME                                        $              88,130         $             69,102
                                                          ===================         ====================










                 See accompanying notes to financial statements

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NOTE 1            Summary of Significant Accounting Policies

Nature of Operations

The Board of Trade Center (BOTC) is a seven story office building located at 120 South Market in Wichita Kansas. For the years 1999 and 1998 rental revenues from entities owned or controlled by owners of BOTC accounted for 59% and 60% of the totals. The building was purchased by Cyberbotanical, Inc.. on August 31, 2000. Cyberbotanical, Inc. is not related to, does not control, and is not controlled by the sellers or tenants of BOTC.

Items Not Comparable

In accordance with SEC reporting requirements the Company has excluded from these financial statements items that are not comparable to the proposed future operations of the property. Items that have been excluded are mortgage interest, leasehold rental, depreciation, corporate expenses and federal and state income taxes. The inclusion of any of these items would significantly change the stated results of operations.

Deferred Income Taxes

In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting For Income Taxes," which is effective for fiscal years beginning after December 15, 1992. SFAS No. 109 requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. The Company has ignored any expense, benefit or liability derived from income taxes in this presentation. The income taxation of sellers is not comparable to the proposed future operations of the property. Any recognition of federal and state income taxes would significantly change the stated results of operations.

 Depreciation

Depreciation of property and equipment has been excluded from these financial statements. Depreciation of the seller's basis is not comparable to the proposed future operations of the property. Any recognition of depreciation expense would significantly change the stated results of operations.

Net Income Per Common Share

Net income per common share is not comparable to the proposed future operations of the property and therefore has not been presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2            Related Party Transactions

Rental income from entities related to or controlled by sellers of BOTC for 1999 and 1998 was $173,212 and $176,232 respectively.

NOTE 3            Accounting for Income Taxes

The Company has elected to exclude income tax expense from this presentation, as any inclusion would not be comparable to the proposed future operations of the property. The recognition of income tax expense would significantly change the stated results of operations.

NOTE 4            Property and Equipment

Property and equipment, along with the related depreciation expense has been excluded from these financial statements. The Company paid $49,108 and $10,107 during 1999 and 1998 respectively for building improvements and tenant alterations. No expense was recognized for these expenditures or for depreciation of the improvements and alterations. The cost basis and depreciation expense of property and equipment for the prior owners is not comparable to the proposed future operations of the property. The recognition of depreciation expense would significantly change the stated results of operations.


NOTE 5            Debt

The Company's long-term debt and mortgage interest expense has been excluded from these financial statements. These items are not comparable to the proposed future operations of the property. Recognition of long-term debt and mortgage interest expense would significantly change the stated results of operations.

NOTE 6            Description of Leasing Arrangements

The Company leases office space primarily under noncancelable operating leases that expire at various dates in each year through 2003. The lease agreements typically provide for a specific monthly payment plus reimbursement of certain operating costs. Tenant alterations are paid for by the company; an amortization of such costs over three to five years is added to the tenants monthly rent over the three to five year period. The following is a summary of future rentals under noncancelable operating leases:


Year ended December 31,
2000                               $          281,255
2001                                          260,753
2002                                           85,121
2003                                            4,300
                                   ------------------
                                   $          631,429
                                   ==================

                              BOARD OF TRADE CENTER
                     Statement of Estimated Taxable Results
                      For the year ended December 31, 1999


                                                            (unaudited)
                                                               1999
                                                         -----------------

RENTAL INCOME                                             $         293,910

EXPENSES
         Depreciation                                               13,805
         Equipment Rental                                            7,668
         Insurance                                                   3,474
         Legal & Accounting                                          2,291
         Property Management Fees                                   42,000
         Property Taxes                                             11,206
         Repairs & Maintenance                                      48,946
         Other real estate expenses                                  4,482
         Utilities                                                  85,789
         Parking Garage                                              5,200
         Tenant reimbursement                                      (5,276)
                                                         -----------------
                     TOTAL EXPENSES                                219,585
                                                         -----------------
                              NET TAXABLE INCOME          $         74,325
                                                         =================





                                        8

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                              BOARD OF TRADE CENTER
            Statement of Estimated Cash made Available by Operations
                      For the year ended December 31, 1999




                                                                   (Unaudited)
                                                                      1999
                                                                   ------------
Estimated Cash Flows from Operating Activities
   Net Income                                                       $    74,325
    Adjustments to net income (loss) to reconcile net
       income to cash provided (used) by operations:
           Depreciation                                                  13,805
           (Increase) decrease in accounts receivable                         -
           (Increase) decrease in other current assets                        -
           Increase (decrease) in accounts payable                            -
           Increase (decrease) in accrued expenses                            -
                                                                   ------------
    Total Adjustments                                                    13,805

Net Cash Provided (Used) by Operating Activies                      $    88,130
                                                                   ============

                              BOARD OF TRADE CENTER
                     NOTES TO ESTIMATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1.  Basis of Presentation

The accompanying estimated financial statements have been prepared by management in accordance with the instructions in Item 310 (e) of the Securities Exchange Act and, therefore, do not include all information and footnotes required by generally accepted accounting principles, but do include items previously removed because they were not comparable to future operations. Non-comparable items include mortgage interest, leasehold rental, depreciation, corporate expenses and federal and state income taxes.

2.  Principle Assumptions used in preparing financial statements

Item 310 (e) requires that estimated financial statements be provided which include items excluded for non- comparable purposes to arrive at estimated statements of operations and cash provided from operations. The Board of Trade building was purchased with cash and therefore, no amounts for mortgage interest or debt servicing have been included in the estimated statements. However, depreciation expense has been included. The calculation of depreciation expense was performed as follows:

         Capitalized cost of building                         $ 538,379
                                                              -divided by-
         GAAP useful life                                      39 years
                                                               --------
         Annual straight-line depreciation amount             $ 13,805

Since depreciation is the only non-cash expense for the Board of Trade building, it has been added back to arrive at the statement of estimated cash provided by operations.